UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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HALBERD CORPORATION
(Exact Name of Small Business Issuer in its Charter)

Nevada	7380	26-4346918
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Halberd Corporation
10755 Vernon Avenue
Huntington Woods, MI 48070

248-530-0270
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Mark S. Lundquist, CEO
Halberd Corporation
10755 Vernon Avenue
Huntington Woods, MI 48070

248-530-0270
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee

Common Stock, par value $0.001	5,725,000	$0.65	$3,721,250	$207.65

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Bulletin Board on July 7, 2009, a date within five (5) trading days prior to the date of the filing of this Registration Statement.

(3) This amount represents the maximum aggregate value of common stock which may be put to the selling shareholder by the registrant pursuant to the terms and conditions of an Investment Agreement between the selling shareholder and the registrant.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY __, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

5,725,000 SHARES OF
HALBERD CORPORATION
COMMON STOCK

This prospectus relates to the resale of up to 5,725,000 shares of the common stock of Halberd Corporation, a Nevada corporation, including 3,655,000 shares to be issued to  certain shareholders for services pursuant to certain agreements, 70,000 shares by the members of our Board of Directors and 2,000,000 shares by Dutchess Private Equities Fund Ltd., a Cayman Island exempted company (“Dutchess”), a selling shareholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), also referred to as an Equity Line of Credit, that we have entered into with Dutchess. The Investment Agreement permits us to “put” up to twenty-five million ($25,000,000) in shares of our common stock to Dutchess. We will not receive any proceeds from the sale of these shares of common stock.  However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right offered by Dutchess. We will bear all costs associated with this registration.

Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line of Credit. Dutchess will pay us 93% of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement.

Our shares of common stock are traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “HALB.OB.” On July 7, 2009, the closing sale price of our common stock was $0.65 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  July __, 2009

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusinessNow.Com, Inc., a corporation established under the laws of the State of Michigan on August 2, 2007 (“SellMyBusiness”), pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

Our operations are conducted under the name “Sellmybusiness.com®” established on December 3, 2007. Sellmybusiness.com® provides a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service assists people to buy, sell, lease or sublease commercial and residential land and property. Sellmybusiness.com®’s equipment listing service provides a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

“The Company,” “we,” “us,” or “our,” are references to the combined business of Halberd Corporation and its wholly-owned subsidiary, SellMyBusinessNow.Com, Inc.

Where You Can Find Us

Our principal executive office location and mailing address is 10755 Vernon Avenue, Huntington Woods, MI 48070.  The corporate telephone number is 248-530-0270.

The Offering

This prospectus relates to the resale of up to 5,725,000 shares of our common stock, including 3,655,000 shares to be issued to shareholders pursuant to services agreements, 70,000 shares held by members of our Board of Directors and 2,000,000 to be issued toDutchess pursuant to an Investment Agreement, effective April 30, 2009, entered into by Dutchess and us.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 2,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more or less than 2,000,000, depending on the trading price of our common stock.  We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 2,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission (the “SEC”) and that registration statement would have to be declared effective prior to the issuance of any additional shares.

The Investment Agreement with Dutchess provides that following notice to Dutchess, we may put to Dutchess up to $25,000,000 in shares of our common stock for a purchase price equal to 93% of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $300,000.  Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.  This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. Dutchess’ obligations under the Investment Agreement are not transferrable and this registration statement does not cover sales of our common stock by transferees of Dutchess.

Dutchess will only purchase shares when we meet the following conditions:

•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;

•
our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

•	we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

•
no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

•	we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws.

The Investment Agreement will terminate when any of the following events occur:

•	Dutchess has purchased an aggregate of $25,000,000 of our common stock;

•	we file or otherwise enter an order for relief in bankruptcy; or

•	our common stock ceases to be registered under the Securities Exchange Act of 1934 (the “Exchange Act”).

As we draw down on the Equity Line of Credit, shares of our common stock will be sold into the market by Dutchess.  The sale of these additional shares could cause our stock price to decline.  In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price.  You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line of Credit.  If our stock price declines, we will be required to issue a greater number of shares under the Equity Line of Credit.  We have no obligation to utilize the full amount available under the Equity Line of Credit.

Terms of the Offering

Common stock offered:	Up to 5,725,000 shares of common stock, par value $0.001 per share, to be offered for resale by certain shareholders and Dutchess.

Common stock to be outstanding before this offering:	26,128,000 shares

Common stock to be outstanding after this offering:	31,783,000 shares

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock. However, we will receive proceeds from the Equity Line of Credit. See “Use of Proceeds”.

Risk factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

OTC Bulletin Board symbol:	“HALB.OB”

SUMMARY FINANCIAL DATA

Our operations are limited to SellMyBusiness, our wholly-owned subsidiary. The following table provides summary consolidated financial statement data of SellMyBusiness. The interim financial data for the three and nine-month periods ended April 30, 2009 are unaudited. The financial statement data for the period August 2, 2007 (date of inception) to July 31, 2008 has been derived from our audited consolidated financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Three Months Ended April 30, 2009	For the Nine Months Ended April 30, 2009	For the Period Ended July 31, 2008 (from inception)
	(Unaudited)	(Unaudited)	(Audited)

Net Sales	$587	$5,679	$7,015

Operating expenses	365,559	501,349	44,086

Net loss	$(372,057)	$(536,697)	$(36,095)

BALANCE SHEET DATA:	As of April 30, 2009	As of July 31, 2008 (Audited)
	(Unaudited)

Current assets	$6,854	$1,387

Total assets	$587,539	$341,708

Total liabilities (all current)	$525,876	$377,803

Stockholders’ equity (deficit)	$61,663	$(36,095)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

Risk Factors Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

The Company was incorporated on January 26, 2009, and as such has had minimal operating revenues to date. Further, the Company has no significant assets and minimal earnings from sales. The success of the Company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by the Company are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of the Company in the business listing marketplace, there can be no assurance that the Company will operate profitably or remain solvent.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO SECURE REQUIRED FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future.. Management has entered into a definitive agreement with Dutchess Capital on terms that are acceptable. However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE AND GENERATING MEMBERSHIP FEES, WHICH WILL HINDER OUR ABILITY TO GENERATE REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We will only be able to attract additional advertisers to our web site and obtain sufficient membership fees if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY FEES FOR OUR SERVICES. IF OUR USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

In order to implement our business plan, we will require our users to pay monthly fees for the use of our services. We cannot guarantee that either our prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, we will be forced to suspend and possible cease all operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable.

WE WILL ENCOUNTER INTENSIVE COMPETITION.  WE ARE IN NEED OF FINANCING.

Short-term and/or long-term competition may become intense once the Company launches its business beyond development stage. Although the Company's financial projections assume that the industry will generate competition, there can be no assurances on how any level of competition may impact the financial forecasts and projections made by management. Some competitors may include large publicly funded companies. Some of these potential competitors have greater financial and business resources than the Company. The Company believes that it will be able to effectively compete with these larger entities but there can be no assurances that it will be able to do so.

The lack of adequate funding may adversely affect the Company’s ability to meet its short-term objectives. The Company requires financing to expand its operations, maintain public awareness of its products/services and provide working capital for the anticipated growth of the Company. There can be no assurance that all portions of its financing will be available or, if available that the terms thereof will be attractive to the Company. The lack of additional financing may adversely affect the Company's ability to meet its objectives.

OUR MANAGEMENT TEAM HOLDS MAJORITY SHARES OF THE COMPANY AND THERE IS CONFLICT OF INTEREST WHEN MAKING DECISIONS.

Management will have the right, assuming the ownership of the Company does not change, to perpetuate their status as officers and directors and therefore conduct the business and affairs of the Company.  The terms of any employment agreements or other agreements between the Company and its officers were not the result of any arm's length bargaining or negotiation, and such transactions involve inherent conflicts of interest. There is no assurance that such transactions are or will be favorable to the Company due to the lack of arm's length bargaining.  The Board of Directors, does however, believe that such agreements and arrangements are fair to the Company and its shareholders.  The Company has a policy that it will not enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest.  If there is any related party transaction, however remote, it would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner.

THERE IS MINIMAL HISTORICAL BASIS FOR MANAGEMENT'S OPINION.

The Company has a limited operating history. Accordingly, there is only a minimal basis, other than the judgment of management, upon which to estimate the volume of sales or the amount of revenues, which the Company's planned operations may generate. Management's judgment regarding these estimates is based, in part, upon research into the current state of the listing service marketplace. Investors for the shares should be aware that conditions and circumstances beyond the control of management may result in substantial differences between the projected and actual financial results for the Company.

THE COMPANY IS DEPENDENT ON KEY PERSONNEL.

The Company is dependent upon its experienced management team, including its CEO, Mark Lundquist, and President, Interim CFO & COO, John Maddox. The loss of any of their services could negatively impact the Company, as there is a risk that their services could not be replaced. Without these services, the growth, progress, and overall success of the Company may be adversely affected.

THERE IS LIMITED LIABILITY OF MANAGEMENT AND IT MAY REQUIRE THE COMPANY TO INDEMNIFY ITS OFFICERS AND DIRECTORS.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Nevada corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

OUR ABILITY TO CONTINUE DEPENDS UPON ADDITIONAL FUNDING.

We are a development stage company that has generated minimal revenues. For the period from inception to July 31, 2008, we have incurred a net loss of $36,095, and for the period from inception to April 30, 2009, we have incurred a net loss of $572,792. If we cannot generate sufficient revenues from our services or obtain sufficient funding, we may not be able to implement our business plan and may be forced to cease our business activities.

THE COMPANY HAS NOT PAID OR DECLARED ANY DIVIDENDS, NOR, DOES IT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Risk Factors Related to Our Securities, the Equity Line of Credit and This Offering

WE ARE REGISTERING AN AGGREGATE OF 5,725,000 SHARES OF COMMON STOCK, INCLUDING 2,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY LINE OF CREDIT.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 5,725,000 shares of common stock, including 2,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit. The sale of these shares into the public market by Dutchess could depress the market price of our common stock.  As of July 7, 2009, there were 26,128,000 shares of our common stock issued and outstanding.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Equity Line of Credit with Dutchess contemplates the potential future issuance and sale of up to $25,000,000 of our common stock to Dutchess subject to certain restrictions and obligations. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount available under the Equity Line of Credit. These examples assume issuances at 95% of a market price of $0.65 per share and at 10%, 25% and 50% below $0.65 per share.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)
5%	$0.6175	40,485,830	70,268,830	55.57%
10%	$0.5850	42,735,043	72,518,043	56.90%
25%	$0.4875	51,282,051	81,065,051	61.30%
50%	$0.3250	76,923,077	106,706,077	70.38%

                        (1)  Represents purchase prices equal to 95% of $0.65 per share and potential reductions thereof of 10%, 25% and 50%.
                        (2) Represents the number of shares issuable if the entire commitment of $25,000,000 under the Equity Line of Credit were drawn down at the indicated purchase prices.
                        (3) Based on 29,783,000 shares, including 26,128,000 shares of common stock outstanding at July 7, 2009 and 3,655,000 shares issuable to certain shareholders pursuant to  consulting agreements.
                       (4) Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT UNDER THE EQUITY LINE.

As of July 7, 2009, the closing market price of our common stock is $0.65. There is no assurance that the market price of our common stock will increase substantially in the near future. The entire commitment under the Equity Line of Credit is $25,000,000. Presumably we will maintain the market price of our common stock at $0.65, we need to issue 40,485,830 shares of common stock to Dutchess (at a 5% discount) in order to have access to the full amount under the Equity Line of Credit.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a seven percent discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

THERE MAY NOT BE SUFFICIENT TRADING VOLUME IN OUR COMMON STOCK TO PERMIT US TO GENERATE ADEQUATE FUNDS FROM THE EXERCISE OF OUR PUT.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be either: (A) 200% of the average daily volume in the US market of the common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $300,000.  If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $300,000, which may not provide adequate funding for our planned operations.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common stock has historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

THE SELLING SHAREHOLDER MAY ENGAGE IN SHORT SALES. SIGNIFICANT SHORT SALES OF OUR COMMON STOCK WILL CAUSE THE DECLINE OF OUR SHARE PRICE

In connection with the distribution of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

THE MARKET PRICE FOR OUR COMMON STOCK IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF NET REVENUES WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE.  THE PRICE AT WHICH YOU PURCHASE OUR COMMON STOCK MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In fact, during the period from June 10, 2009 (first date of trading) until July 7, 2009, the high and low sale prices of a share of our common stock were $0.75 and $0.10, respectively. The volatility in our share price is attributable to a number of factors.  First, as noted above, the shares of our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than that of a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

OUR ISSUANCE OF ADDITIONAL COMMON STOCK IN EXCHANGE FOR SERVICES OR TO REPAY DEBT WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

Our Board of Directors may issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our Board may deem relevant at that time.  We have issued shares of our common stock in payment for services in the past. It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS FOR OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY HALBERD AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our Articles of Incorporation contain provisions which eliminate the liability of our directors for monetary damages to Halberd and our shareholders.  Our Bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could cause us to incur substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit us and our shareholders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF SHAREHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as Halberd, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by certain shareholders and Dutchess. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for working capital and general corporate expenses.
We propose to expend these proceeds as follows:

	Proceeds if 100%, or 2,000,000 shares sold	Proceeds if 50% or 1,000,000 shares sold
Gross proceeds (1)	$1,209,000	$604,500
Offering expenses:
Marketing	$650,000	$190,000
Payroll	$250,000	$180,000
Facilities	$50,000	$50,000
Furniture & Equipment	$15,000	$15,000
Insurances	$30,000	$30,000
Contract Labor	$60,500	$60,500
Legal fees	$73,000	$3,500
Printing of prospectus	$500	$500
Accounting and auditing fees	$70,000	$70,000
State securities fees
Transfer agent fees
Miscellaneous expenses	$10,000	$5,000
Total offering expenses
Net proceeds	$1,209,000	$604,500

(1) Reflecting a 7% discount to Dutchess, and assuming the offering price is $0.65 per share.

Working capital needs include accounts payable and inventory.

SELLING SHAREHOLDERS

The following table sets forth the name of the selling shareholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling shareholder will own after the sale of the registered shares, assuming all of the shares are sold.  The information provided in the table and discussions below has been obtained from the selling shareholder.  The selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.  As used in this prospectus, “selling shareholder” includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling shareholder as a gift, pledge, distribution or other non sale-related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. As of July 7, 2009, there were 26,128,000 shares of our common stock issued and outstanding.

On April 30, 2009, we previously entered into an Investment Agreement with Dutchess to raise up to $25,000,000 through an equity line of credit.   Except as described above, to our knowledge Dutchess has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

On July 2, 2009, we entered into a Chief of Staff Services Extension Agreement with River Star, LLC, by which River Star would provide various consulting services in exchange for $7,500 per month through the end of our 2010 fiscal year and 1,000,000 shares of our common stock. The 1,000,000 shares will be issued in sixteen (16) equal monthly installments beginning August 2009 and are being registered in this registration statement.

On July 2, 2009, we entered into a Services Agreement with Awecomm Technologies, LLC (“Awecomm”), by which Awecomm would provide webhosting and development services in exchange for 804,000 shares of our common stock. The 804,000 shares will be issued to Awecomm up to 43,855 per month beginning August 2009 and are being registered in this registration statement

On July 2, 2009, we entered into a Services Agreement with Issuers Capital Advisors, LLC, by which Issuers Capital Advisor LLC would provide Investor and Public Relations services in exchange for 456,000 shares of our common stock. The 456,000 shares will be issued to Issuers Capital Advisor LLC up to 38,000 per month beginning August 2009 and are being registered in this registration statement

On July 2, 2009, we entered into a Services Agreement with Marx Layne, Inc., by which Marx Layne, Inc. would provide marketing and content development services in exchange for 395,000 shares of our common stock. The 395,000 shares will be issued to Marx Layne, Inc. up to 32,917 per month beginning August 2009 and are being registered in this registration statement.

In addition, we are registering 10,000 shares each which are held by the members of our Board of Directors.

Beneficial Ownership of Common Shares Prior to this Offering			Number of Shares to be Sold Under this Prospectus (1)	Beneficial Ownership of Common Shares after this Offering
Selling Shareholder	Number of Shares	Percent of Class		Number of Shares (2)	Percent of Class (3)
Dutchess Private Equities Fund, Ltd. (4)	0	--	2,000,000	0	--
Anslow & Jaclin, LLP (5)	0	--	1,000,000	0	--
River Star, LLC (6) (11)	1,010,000	3.87% (7)	1,010,000	1,000,000	3.33%
Awecomm Technologies, LLC (8)	0	--	804,000	0	--
Issuers Capital Advisors, LLC (9)	0	--	456,000	0	--
Marx Layne, Inc. (10)	0	--	395,000	0	--
John C. Maddox	13,010,000	49.79%	10,000	13,000,000	40.90%
Mark Lundquist	4,010,000	15.35%	10,000	4,000,000	12.59%
Leland Thomas	2,806,000	10.74%	10,000	2,796,000	8.80%
Bruce Nyberg	30,000	*	10,000	20,000	*
Lizabeth Ardisana	10,000	*	10,000	0	--
Michael Burns	10,000	*	10,000	0	--
Total	20,886,000	79.94%	5,725,000	20,816,000	65.49%

* less than 1%

(1)
The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling shareholder.  We have assumed the sale of all of the common shares offered under this prospectus will be sold. However, as the selling shareholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling shareholder will offer or sell under this prospectus.

(2)	These numbers assume the selling shareholder sells all of its shares after the completion of the offering.

(3)	Based on 31,783,000 shares of common stock outstanding after the completion of the offering.

(4)	Dutchess is a Cayman Island exempted corporation. Michael Novielli and Douglas H. Leighton are directors of Dutchess with voting and investment power over the shares.

(5)
Anslow & Jaclin, LLP is our legal counsel. We will issue 62,500 shares of our common stock for its legal services per month for sixteen (16) months beginning August 2009.  Richard I. Anslow is the managing partner of Anslow & Jaclin, LLP and has voting and dispositive control over securities held by Anslow & Jaclin, LLP.

(6)
The 1,010,000 shares registered herewith includes 1,000,000 shares issuable under the Chief of Staff Extension Services Agreement and 10,000 shares issued for the services rendered by Nicholas A. Coco as a member of our Board of Directors. Nicholas A. Cocco has voting and dispositive control over securities held by River Star, LLC.  He is a member of our Board of Directors.

(7)	Based on 26,128,000 shares of common stock outstanding before the completion of this offering.

(8)	Janet Nawrocki has voting and dispositive control over securities held by Awecomm Technologies, LLC.

(9)	Gregg Linn has voting and dispositive control over securities held by Issuers Capital Advisors, LLC.

(10)	Michael Szudarek has voting and dispositive control over securities held by Marx Layne, Inc.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling shareholder to offer and sell up to an aggregate of 5,725,000 shares at such times and at such places as they choose.  The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the common stock by a selling shareholder may be effected from time to time in one or more transactions.  Any of the common stock may be offered for sale, from time to time, by a selling shareholder, or by permitted transferees or successors of the selling shareholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise.  The common stock may be sold by one or more of the following:

•
On the OTCBB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:
•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Ordinary brokerage transactions.
•	Transactions in which the broker solicits purchasers
•	Directly to one or more purchasers.
•	A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. A selling shareholder may also sell shares short and redeliver the shares to close out such short positions. A selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. A selling shareholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling shareholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling shareholder  will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by a selling shareholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling shareholder. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $20,000. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. We have not yet issued any preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 120,000,000 shares of common stock.  Currently we have 26,128,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are being registered pursuant to this registration statement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Convertible Notes

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling $300,000. In addition, we issued 1,501 shares to these investors. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of 23,000 at a conversion price of $133.00 and $500.00 per share, respectively.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements for the period ended July 31, 2008 included in this prospectus and the registration statement have been audited by Rehmann Robson, P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Rehmann Robson, P.C., the Company’s independent registered public accounting firm, has performed reviews of the unaudited interim consolidated financial statements included herein.  Pursuant to Rule 436(c) of the Securities Act of 1933 (“Act”) their report on these reviews should not be considered a part of this registration statement nor a “report” within the meaning of sections 7 and 11 of the Act and the independent registered public accounting firm liability under Section 11 does not extend to it.

CORPORATE HISTORY AND STRUCTURE

Our History

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusiness, a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all of the issued and outstanding shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

Our operations are conducted through our wholly owned subsidiary SellMyBusiness under the name “Sellmybusiness.com®” established on December 3, 2007. To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. Sellmybusiness.com® provides a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service assists people to buy, sell, lease or sublease commercial or residential land and property. Sellmybusiness.com®’s equipment listing service provides a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

Upon inception of SellMyBusiness on August 2, 2007, we issued 6,500 shares to John Maddox as founder shares for no consideration.   On November 28, 2007, we issued 2,000 shares to Mark Lundquist as founder shares for no consideration.  On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling of $300,000. In addition, we issued 1,501 shares to these investors. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of 23,000 at a conversion price of $133.00 and $500.00 per share, respectively. In January 2009, we completed an offering in which we sold 228 shares of common stock at $500 per share in connection with our private placement. Please note that the share numbers in this paragraph are given before the effectiveness of share exchange agreement dated January 28, 2009.

DESCRIPTION OF BUSINESS

Overview

SellMyBusiness.com® (a wholly owned subsidiary of Halberd Corporation) provides a single web portal for business people to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources.  SellMyBusiness.com intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multi-national public corporations and franchises.  SellMyBusiness.com’s real estate listing service assists people to buy, sell, lease or sub-lease commercial and residential land and property.  SellMyBusiness.com’s equipment listing service provides business people with a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.  In its first month of operation, the site attracted over half a million visitors.

Business Model

The strategy for SellMyBusiness.com is to become the recognized online total solution provider for buying or selling a business and everything related to the transaction.  This strategy encompasses the following key elements:

•	Listing businesses for sale with a local, regional, national and international reach.
•	Listing real estate for sale or lease, particularly when linked to a business for sale.

•	Listing equipment for sale or lease, particularly when the equipment, assets and inventory are linked to the business for sale.
•	Special confidential listing service for businesses, real estate and equipment.

•	Special pre-qualified buyer service for businesses, real estate and equipment.
•	Professional service provider referrals to assist in the purchase, sale, start-up or operation of a business, such as attorneys, brokers, accountants, business valuators and consultants.

•	Online document management system for handling all paperwork involved in the sale or lease of businesses, real estate and equipment.
•	Business resources for owners and executives, such as business books, white papers, and important links.

•	Live support.
•	Easy-to-navigate, easy-to-understand website.

•	Multilingual website versions.
•	Support for all types of businesses: public corporations, private companies, franchises, not-for-profits and home-based businesses.

Revenue is generated from five methods:

1)	fees for listing businesses, real estate and equipment for sale or lease;
2)	membership registration fees for lead generation for professional service providers in multiple categories;
3)	registration fees for broker/dealers to have monthly or annual access rights for selling or leasing businesses, real estate and equipment;
4)	website banner advertising;
5)	affiliate fees (incorporation services, financing services, Amazon.com book sales, etc.);

Growth is attained through an aggressive and multi-channel marketing campaign focused on user demographics.  Many Internet-based start-ups and their potential investors quickly look for IT-related specialists to lead the company.  Although SellMyBusiness.com is an Internet-based firm, management believes the business is based more heavily on a “marketing-to-the-proper-user” and “solution provider” model, rather than an “IT-based” model.  The co-founders already have prior experience in launching web-based companies and implementing sophisticated enterprise and CRM software.  Currently, web development and support is provided by one of the leading firms in the state, but will be brought inside the company if deemed appropriate.  However, management stresses that SellMyBusiness.com is a solution provider company for business buyers and sellers that runs on the web, not a web-based company that happens to provide solutions for business people.

The Concept

SellMyBusiness.com was developed to fill a need in the marketplace. The Internet is gradually moving from a product and service sales model to a solutions sale model. SellMyBusiness.com is a complete business solution selling model and provides a full complement of services needed to support the transition of a business from one owner to another, addressing the difficulty in finding these services, and how technology can play a part in providing a total solution.

Unique Value Propositions

Currently there are multiple competitive websites acting as repositories for buyers and sellers of businesses, real estate and equipment, but nearly all only focus on one of these three elements.  Nine unique value propositions make SellMyBusiness.com significantly different than its competition and place it in a leadership role in the marketplace.

1.
Total Selling Solution.  None of the competitive websites merge all facets of buying or selling a business such as: the sale or purchase of the business entity and its related commercial property; the sale of its inventory and all types of equipment, and; assistance in finding professional help to support the transaction such as attorneys, accountants, business valuators and financiers.  Viewers want (and need) a condensation of information and sources.  Said another way, the Internet is graduating from product sales to solution sales.  SellMyBusiness.com is the solution sale for businesses.

2.
Professional Service Provider Referrals.  SellMyBusiness.com has created a special web section to enlist paid membership from service providers such as accountants, banks, lawyers, and business valuators to help with introductions to clients in need of their services.  Over fifty categories have been identified.

3.
Multi-media Marketing and Live Support.  Current competitive websites lack presence in the marketplace, capturing only 5%-18% of all businesses for sale.  Based on management’s research, competitive sites rely primarily on Internet search engine optimization and online advertising

SellMyBusiness.com creates a shift in this strategy by utilizing the global reach of the Internet coupled with targeted multimedia advertising and public relations campaigns, and live support.  A recent article from the editors at Business.com stressing this value about SellMyBusiness.com states, “And here’s something unique: live reps are available to answer questions by phone!”1 The result of these two market concepts is a company that exploits the Internet’s strengths – primarily data driven – coupled with effective marketing and real people to provide a truly unique, personal and valuable service.

4.
Designed for Non-Web Focused Customers.  The average age of business owners in the U.S. is 56 years (the same in Australia and New Zealand).[2] [3] This age group is certainly not ignorant of the web, but they do not spend as much time surfing the web as other younger demographic groups.  SellMyBusiness.com management has thus targeted a portion of its marketing on this user demographic.  Furthermore, the website was developed to be simple, clean and clutter free to simplify navigation for those viewers less web savvy.

5.
Designed for Short Attention Span Viewers.  Executives, business owners and entrepreneurs traditionally have short attention spans.  In order to provide important information about the site without the need to read text, SellMyBusiness.com utilizes an online web actor to speak directly to the viewer.  No competitor uses web actors.

6.
Local Language Website. Although the language of the Internet is English, not all website viewers speak English.  Thus, SellMyBusiness.com intends to launch culturally relevant versions of the site in multiple foreign languages.

7.
The Business Vault®.  SellMyBusiness.com offers a unique feature, the Business Vault Confidential Listing Service: a completely private and confidential place to list a business, real estate and equipment for sale and receive leads only from financially pre-qualified buyers.  Many business owners and executives do not wish to publicly list, but would utilize the Internet if they knew their information could be kept confidential and they would only receive contact from parties that have the financial wherewithal for the transaction.

8.
Business Watch®.  Business Watch provides a service to buyers, allowing them to conduct a search for businesses, real estate or equipment and then lock in the search criteria.  Then, whenever a listing meeting their search criteria is added to the SellMyBusiness.com database the Business Watch service automatically generates an email alerting the potential buyer to the new listing.  Business Watch assures the buyer will not miss any viable purchasing opportunities.

9.
Web-based Document Management Portal.  Once a business, real estate or equipment purchase is agreed upon by a buyer and seller, SellMyBusiness.com can provide a unique, centralized document management system that allows all parties involved in the transaction (buyer, seller, attorneys, brokers, mortgagers, etc.) to upload and share documents.  SellMyBusiness.com management has made an exclusive arrangement with the developer of this document management system, a company that has also developed special web-based real estate listing modules currently used by international business brokers and an international broker association..

______________________________________
1 Technology Insider – News and Views from Business.com editors; Kehrer, Daniel, May 12, 2008, Business.com
2 Business Enterprise Institute; Brown John, 2007.
3 What it means to be a baby boomer!; Dibb, Sharon, Bstar Pty Ltd., 2007.

The Market

According to the U.S. Census Bureau there are approximately 13.1 million firms in the U.S., generating over $22 billion in annual sales.4 The total number of businesses that are for sale annually just in the United States is estimated to be 1.1 million5 and this number is expected to continue increasing as Baby Boomers sell off their companies to the upcoming generations.  John Brown of the Business Enterprise Institute states one out of two business owners in the country [U.S.] plan on leaving their business within the next ten years.6 SellMyBusiness.com management estimates that Europe and the Asia-Pacific region triple this number.

The initial target market for SellMyBusiness.com is:

•	the 1.1 million sellers of businesses (and related real estate and equipment) in the U.S.;
•	the resulting 1.1 million buyers of businesses;

•	the broker/dealer network that will assist in the buying and selling of these businesses;
•	the individuals (For Sale By Owners) that choose not to enlist the services of brokers, and;

•	the professional service providers that provide a vast array of services for buyers & sellers.

Follow-on growth includes expansion of local language versions of SellMyBusiness.com into targeted countries.  SellMyBusiness.com management’s estimate for the worldwide market is over 60 million companies with approximately 10 percent changing hands each year.  Approximately 20 million firms each exist in the Americas, Europe and Asia/Middle East.  This estimate is based on data on China, India, Europe, Russia and Brazil789.  A more dramatic market size picture is drawn from a Global Entrepreneurship Monitor study stating that out of the 40 GEM countries, accounting for almost 4 billion out of a world population of 6.3 billion, about 50 million new companies will be launch each year (about 137,000 per day) with a subsequent number of firms being closed (potentially sold).10

Competition & Supporting Financial Model

Three types of competitors exist for SellMyBusiness.com: 1) current web-based sites; 2) local and regional broker sites, and; 3) vertical market specialists.

Competition - Current Web-based Sites
There are eight direct competitors to SellMyBusiness.com within the business sales arena (i.e. not including real estate and equipment).  This may appear to be an indicator of a saturated market to most, but in fact it provides strong insight into some critical areas.

Current Web-based Sites

Domain Name	Owner	Location	Launched	# of Bus. For Sale	# of Reg. Buyers	# of Agents, Brokers, ect.	Countries Listed	Selling Fee ($/mo)	Broker Fee ($/mo)	Visits/ Searches per. mo.
BizBuySells.com	LoopNet, Inc.	San Francisco, CA	1996	48,000	24,000	2,500	24	59.95	49.95	650,000
BizQuest.com	Bizquest, LLC	Los Angeles, CA	2005	42,000	100,000	n/a	33	54.95	39.95	n/a
BusinessBroker.net	BusinessBroker.net	Atlanta, GA	Est 1999	30,000	n/a	n/a	15	99.95	39.95	500,000
BusinessDistrict.com	Business District, LLC	Shawnee, KS	2006	998	n/a	n/a	1	Free	Free	n/a
BusinessesFor Sale.com	Dynamics PLC	London, UK	1996	51,000	200,000	1,000	110	79.95	29.95	330,000
BusinessMart.com	Business Mart, Inc.	Parlin, NJ	2003	n/a	n/a	n/a	2	69.95	34.95	n/a
BusinessNation.com	Itm Holdings, LLC	Lakewood, CO	1998	2,300	n/a	n/a	1	29.95	39.95	n/a
DaltonBusiness.com	Untied Business Media Ltd.	London, UK	2001	25,000	n/a	n/a	9	£60 ($121)	n/a	n/a
SellMyBusiness.com	SellMyBusiness.com Inc.	Bingham Farms, MI	2008	3,500	Too new	Too new	1	59.95	29.95	550,000

First, none of these companies appears to have exploited the market based on the small market share. Research indicates the primary marketing methods used by the competition is Internet Search Engine Optimization (SEO). SellMyBusiness.com management has been unable to identify any significant marketing used by any of the companies, except LoopNet which owns BizBuySell.  BizBuySell has an affiliate arrangement with Wall Street Journal Online and runs small ads in business publications such as Fast Company.  BusinessNation.com appears to be unfocused and offering business listing services as only one small piece of a larger strategy; resulting in only 2,300 listings.  BusinessDistrict.com is basing its growth model on business social networking.   The remaining six sites appear to rely on Internet search engine results.  Of the 1.1 million companies sold in the U.S. each year, SellMyBusiness.com management estimates the amount listed online represents less than one percent of the total world market potential.
____________________________________________
4 2004 United States Census Bureau data.
5 2005 Business Reference Guide; West, Tom, 2005.
6 Business Enterprise Institute; Brown, John, 2007.
7 “Registered SMEs in China surpass 4.3 million”, Li Zibin, China Knowledge, Oct 22, 2007
8 “Growth Opportunities for Indian SME’s”, Deloitte Touche Tohmatsu India Private Limited (Source: Ministry of Micro, Small and Medium Enterprises, Government of India), Apr 22, 2008, pg 5,
9 “General Market Outlook – Macroeconomic Projections [on Brazil]”, Canadian Heritage, www.pch.gc.ca, 2008.
10 “Small Business”, Mason, Moya K., (Source: 2002 Global Entrepreneurship Monitor survey), www.moyak.com, 2008.

Although these sites are considered direct competitors which may indicate the need to capture market share from them, SellMyBusiness.com personnel have conducted field studies that verify business owners and brokers sign up on multiple sites to ensure market visibility. Therefore, SellMyBusiness.com’s growth is based on customers listing solely with SellMyBusiness.com and jointly with its competitors.

The following chart shows a matrix comparing the features and unique value propositions offered by SellMyBusiness.com relative to its competitors.

Figure 6:  SellMyBusiness.com Features versus Competition

1 Adding multilingual sites in 2009-10
2 For brokers only
3 Sponsored links only
4 Five categories only

Competition - Local and Regional Broker Sites
The second area of competition is the myriad of local and regional broker websites.  These sites are not considered viable competitors due to their limited reach and local or regional focus.

Competition - Vertical Market Specialists
The third type of competitor is the web-based specialty market seller.  These firms focus on a narrow niche business industry and essentially hook up sellers with brokers within that niche.  However, as mentioned in the previous “Competition - Current Web-based Sites” paragraph, due to the modest fees for the listing and registration service, business owners and brokers list in multiple sites to ensure market visibility.

Website Visitor Analytics

The SellMyBusiness.com website incorporates rich analytical tools for assessing information about website traffic and visitors such as: sessions, pageviews, hits, requested pages, downloads (from the SellMyBusiness.com website), page drilldowns, entrance pages, exit pages, bounce rates, click paths, length of pageview, depth of session, length of session, referrals, domains, user IP addresses, browser details, and reasons for de-listing.

The capture and translation of this data into visitor demographics creates a powerful tool for SellMyBusiness.com management for pricing banner advertisement, affiliate arrangements, corporate sponsorships and, potentially, company purchase.

Intellectual Property

SellMyBusiness.com has secured three registered service marks:

1.	The subsidiary company name and, thus, its domain name: SellMyBusiness.com®
2.	The confidential listing and pre-qualified buyer service: Business Vault®
3.	The business listing alert service: Business Watch®

Employees

As of April 10, 2009, the Company had three employees.  The Company plans to hire more persons on as-needed basis.  The Company has not entered into any collective bargaining agreements.

DESCRIPTION OF PROPERTY

Our mailing address is located at 10755 Vernon Avenue, Huntington Woods, MI 48070. Phone-based web support is located at 10755 Vernon, Huntington Woods, MI 48070 at a facility cost of $1,500 per month.

LEGAL PROCEEDINGS

John C. Maddox, our President, Chief Operating Officer and Director, is subject to certain payments under a Chapter 13 Plan approved by United States Bankruptcy Court on June 13, 2007. He paid $600 per month to certain creditors from May 31, 2007 to September 30, 2008. He is now paying $669.04 per month to these creditors for twelve months, effective October 1, 2008.

Except stated above, there are no legal proceedings pending or threatened against us or our officers and directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the OTCBB under the symbol “HALB.OB” since June 10, 2009. However, our common stock was thinly traded in the public market. From June 10, 2009 to July 7, 2009, the highest trading price was $0.75 per share and the lowest trading price was $0.10 per share.

Holders of Our Common Stock

As of the date of this registration statement, we had 50 shareholders of our common stock.

Rule 144 Shares

After July 2009, all of the shares of our common stock held by 39 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public without any restriction.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltoan Blvd., Suite 202, Deltona, Florida 32725 and its phone number is (386)206-1133.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Huntington Woods, Michigan

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended
April 30, 2009 and April 30, 2008 and
August 2, 2007 (date of inception) to April 30, 2009

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Huntington Woods, Michigan

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended
April 30, 2009 and April 30, 2008 and
August 2, 2007 (date of inception) to April 30, 2009

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

Interim Consolidated Financial Statements	Page

Review Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets as of April 30, 2009 (unaudited) and July 31, 2008	2

Consolidated Statements of Operations for the three and nine months ended
April 30, 2009 and 2008 and August 2, 2007 (date of inception) to April 30, 2009 (unaudited)	3

Consolidated Statements of Stockholders’ Equity (Deficit) for the nine months
Ended April 30, 2009 and period ended April 30, 2008 (unaudited)	4

Consolidated Statements of Cash Flows for the nine months ended
April 30, 2009 and 2008 and August 2, 2007 (date of inception) to April 30, 2009 (unaudited)	5

Notes to Interim Consolidated Financial Statements	6-15

REVIEW REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 18, 2009

Board of Directors and Stockholders

Halberd Corporation and Subsidiary

Huntington Woods, Michigan

We have reviewed the consolidated balance sheet of Halberd Corporation and Subsidiary, a development stage company (the Company) as of April 30, 2009, the related consolidated statements of operations for the three and nine month periods ended April 30, 2009 and 2008, and the related consolidated statements of stockholders’ equity (deficit) and cash flows for the nine-month periods ended April 30, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards established by the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above in order for them to conform with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Halberd Corporation and Subsidiary as of July 31, 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period August 2, 2007 through July 31, 2008 (not presented herein); and in our report dated January 29, 2009, we expressed an unqualified opinion on those consolidated financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of July 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Rehmann Robson

Rehmann Robson, P.C.

Troy, Michigan

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED BALANCE SHEETS

	April 30	July 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and cash equivalents, equal to total current assets	$6,854	$1,387

Prepaid expenses	9,500	-

Property and equipment, net	551,940	314,221

Trademarks	19,245	8,770

Deferred income taxes	-	17,330

Total assets	$587,539	$341,708

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts payable	$291,989	$17,959
Accrued expenses	22,542	17,386
Deferred revenue	2,428	1,510
Due to officers	124,890	30,048
Line-of-credit due to stockholder	29,027	10,900
Promissory notes payable	55,000	-
Convertible notes payable	-	300,000

Total liabilities (all current)	525,876	377,803

Stockholders' equity (deficit) (Note 6)
Common stock - $0.001 par value; 120,000,000 shares
authorized, 26,058,000 and 20,002,000 shares issued and
outstanding at April 30, 2009 and July 31, 2008,
respectively	1,505	-
Additional paid-in capital	632,950	-
Deficit accumulated during the development stage	(572,792)	(36,095)

Total stockholders' equity (deficit)	61,663	(36,095)

Total liabilities and stockholders' equity (deficit)	$587,539	$341,708

The accompanying notes are an integral part of these interim consolidated financial statements

F1

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

					Cumulative
					Period From
					August 2, 2007
					(date of inception)
	Three Months Ended April 30		Nine Months Ended April 30		to April 30
	2009	2008	2009	2008	2009

Net sales	$587	$1,546	$5,679	$1,546	$12,695

Cost of sales	538	218	1,451	218	2,097

Gross margin	49	1,328	4,228	1,328	10,598

Operating expenses	365,559	157,669	501,349	215,151	545,436

Operating loss	(365,510)	(156,341)	(497,121)	(213,823)	(534,838)

Interest income	-	620	-	620	1,253
Interest expense	(6,547)	(2,380)	(22,246)	(10,617)	(39,207)

Other expense, net	(6,547)	(1,760)	(22,246)	(9,997)	(37,954)

Loss before income taxes	(372,057)	(158,101)	(519,367)	(223,820)	(572,792)

Income taxes	-	-	(17,330)	-	-

Net loss	$(372,057)	$(158,101)	$(536,697)	$(223,820)	$(572,792)

Basic and diluted loss per common share	*	*	*	*	*

Weighted average number of common
shares outstanding, basic and fully diluted	25,558,000	10,001	22,415,775	10,001	20,080,276

* less than $0.01

The accompanying notes are an integral part of these interim consolidated financial statements

F2

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

			Additional	Deficit Accumulated During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balances - August 2, 2007	-	$-	$-	$-	$-

Common stock issued	10,001	-	-	-	-

Net loss	-	-	-	(223,820)	(223,820)

Balances - April 30, 2008	10,001	$-	$-	$(223,820)	$(223,820)

			Additional	Deficit Accumulated During the	Total Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balances - August 1, 2008 *	20,002,000	$-	$-	$(36,095)	$(36,095)

Conversion to equity of notes
payable and accrued interest	4,600,000	460	322,540	-	323,000

Private placement during January
2009 at $0.22/share	374,000	37	80,963	-	81,000

Shares issued for consulting
services during January 2009
at $0.25/share	82,000	8	20,492	-	20,500

Shares issued for consulting
services during March 2009
at $0.25/share	1,000,000	1,000	249,000	-	250,000

Direct filing costs associated with	-	-	(40,045)	-	(40,045)
registration of common shares

Net loss	-	-	-	(536,697)	(536,697)

Balances - April 30, 2009	26,058,000	$1,505	$632,950	$(572,792)	$61,663

* As adjusted to reflect recapitalization - Note 1

The accompanying notes are an integral part of these interim consolidated financial statements

F3

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

			Cumulative
			Period From
			August 2, 2007
			(date of inception)
	Nine Months Ended April 30		to April 30
	2009	2008	2009
Cash flows from operating activities
Net loss	$(536,697)	$(223,820)	$(572,792)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation	2,135	730	3,558
Deferred income tax valuation allowance	17,330	-	-
Changes in operating assets and liabilities that
provided (used) cash
Prepaid expenses	(9,500)	(460)	(9,500)
Accounts payable and accrued expenses	532,641	9,377	567,986
Deferred revenue	918	-	2,428
Due to officers	94,842	48	124,890
Net cash provided by (used in)
operating activities	101,669	(214,125)	116,570

Cash flows from investing activities
Trademark costs	(10,475)	(3,162)	(19,245)
Purchases of property and equipment,
including website costs	(239,854)	(67,537)	(555,498)

Net cash used in investing activities	(250,329)	(70,699)	(574,743)

Cash flows from financing activities
Net stockholder line-of-credit borrowings	18,127	-	29,027
Issuance of promissory notes payable	55,000	-	55,000
Issuance of convertible notes payable	-	300,000	300,000
Proceeds from private placement, net of
offering costs of $ 12,500	81,000	-	81,000

Net cash provided by financing activities	154,127	300,000	465,027

Net increase in cash and cash equivalents	5,467	15,176	6,854

Cash and cash equivalents - beginning of period	1,387	-	-

Cash and cash equivalents - end of period	$6,854	$15,176	$6,854

Supplemental disclosures of noncash financing activities:

Issuance of 1,082,000 shares of common stock in
exchange for consulting services	$270,500	$-	$270,500

Conversion of notes payable to common stock	$323,000	$-	$323,000

Direct filing costs associated with
registration of common shares	$(40,045)	$-	$(40,045)

The accompanying notes are an integral part of these interim consolidated financial statements

F4

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Halberd Corporation and its wholly owned subsidiary Sellmybusinessnow.com, Inc.  All intercompany balances and transactions have been eliminated in consolidation.

Organization, Nature of Business (including development stage), and Basis of Presentation

Sellmybusinessnow.com, Inc., is a development stage company that was incorporated under the laws of the state of Michigan on August 2, 2007.  The Company began operating under the name “Sellmybusiness.com®” on December 3, 2007.  To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. Sellmybusiness.com® intends to provide a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources.  Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service will assist business people to buy, sell, lease or sublease commercial land and property. Sellmybusiness.com®’s equipment listing service will provide a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

On January 26, 2009, Halberd Corporation, a Nevada corporation, was formed by Sellmybusinessnow.com, Inc.’s founders in conjunction with a legal reorganization of the Company.  Halberd Corporation is structured to act as the parent company of Sellmybusinessnow.com, Inc.  As part of this action, and effective on January 28, 2009, all of the issued and outstanding shares of Sellmybusinessnow.com, Inc. common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation common stock.  As a result, the accompanying consolidated financial statements reflect this reorganization and are presented on a consolidated basis and are labeled as those of the parent company.  Halberd Corporation and Subsidiary are collectively referred to as the “Company”.

The Company has adopted a fiscal year end of July 31.

F5

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Basis of Accounting

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP) for interim financial information.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  The results of operations for the nine months ended April 30, 2009 are not necessarily indicative of the results that may be expected for the year ended July 31, 2009.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

Segment Reporting

The Company has determined that it does not have any separately reportable business segments at April 30, 2009.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of six months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the guidance in Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, to recognize revenue.  Under SAB No. 104, revenue is recognized only when persuasive evidence of an agreement exists, delivery of the service has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period.

F6

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As the Company is in the development stage, it has generated limited revenues during the period ended April 30, 2009.  Management believes the Company will principally derive its future revenue from customers that pay fees via credit card through the web site for a suite of services to market and search for commercial real estate and operating businesses. These services include a premium membership that provides the customer unlimited access to listings, maximized exposure for their listings, along with enhanced services to market their listings.

Management also anticipates the Company will earn revenue from other sources including advertising revenues, which will be recognized ratably over the period in which the advertisement is displayed on the web site, provided that no significant obligations remain and collection of the resulting receivable is probable. Advertising rates are dependent on the services provided and the placement of the advertisements.

Property and Equipment (including web site costs)

Costs incurred to develop the Company’s web site, Sellmybusiness.com®, are capitalized or expensed, as applicable, in accordance with the Financial Accounting Standards Board’s Emerging Issues Task Force Issue 00-2, Accounting for Web Site Development Costs (EITF 00-2), which addresses whether certain development costs should be capitalized or expensed.  Exhibit 00-2A of EITF 00-2 breaks potential web site development costs into 34 distinct potential activities, among four stages: Planning; Web Site Application and Infrastructure Development; Graphics and Content Development; and Operating.  Management analyzes the nature of costs incurred relative to these stages and either capitalizes or expenses the related costs in accordance with EITF 00-2.   Because the Company’s current web site development costs incurred relate principally to development and testing, the Company is generally capitalizing these costs.

Management periodically reviews these assets to determine whether carrying values have been impaired.

Depreciation and Amortization

Depreciation on equipment is computed using the straight-line method over the estimated useful lives of the related assets which range from three to seven years.  Amortization of web site costs did not commence during the period ended April 30, 2009 since the final operating version of the site was not completed as of that date.

Trademark Costs

The Company has capitalized costs to obtain trademarks registered for its three service marks Sellmybusiness.com®, Business Vault®, and Business Watch®.   Such costs principally relate to legal fees incurred.  These intangible assets have been determined to have a life of 15 years and the Company will begin amortizing them when full website operations begin (scheduled for July 2009).

F7

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.  Deferred income taxes relate principally to the Company’s net operating loss carry forward.

Concentration Risks

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and when they exist, trade accounts receivable.  Cash and cash equivalents are deposited with high credit quality financial institutions.  The Company’s revenue and accounts receivable are primarily derived from credit card transactions with subscribers and are typically settled within two to three business days.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Net Income (loss) Per Share

Net income (loss) per share is calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.  “Diluted” reflects the potential dilution of all common stock equivalents except in cases where the effect would be anti-dilutive.  Common stock equivalents of 4,508,000 were excluded from net loss per diluted share for all prior periods presented as this effect would have been anti-dilutive.  These common stock equivalents were converted to common stock during January 2009 and as such are reflected in weighted average common shares outstanding for the periods ended April 30, 2009.

F8

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (FASB) issued three related Staff Positions (FSP): (i) FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions That Are Not Orderly”, (ii) FSP Statement of Financial Accounting Standard (SFAS) 115-2 and SFAS 124-2,  “Recognition and Presentation of Other-Than-Temporary Impairments”,  and (iii) FSP SFAS 107-1 and Accounting Principles Board (APB) 28-1, “Interim Disclosures about Fair Value of Financial Instruments”, each of which will be effective for interim and annual periods ending after June 15, 2009. FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 Fair Value Measurements, in the current economic environment and reemphasizes that the objective of a fair value measurement remains the determination of an exit price. FSP SFAS 115-2 and SFAS 124-2 modify the requirements for recognizing other-than-temporarily impaired debt securities and revise the existing impairment model for such securities by modifying the current intent and ability indicator in determining whether a debt security is other-than-temporarily impaired. FSP SFAS 107 and APB 28-1 enhance the disclosure of instruments under the scope of SFAS 157 for both interim and annual periods. We are currently evaluating the potential impact of these Staff Positions.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2009, the FASB issued FSP No. 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. FSP 141R-1 amends the provisions in FASB Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. FSP 141R-1 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141R and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We expect that FSP 141R-1 will not have an impact on our consolidated financial statements at this time.

F9

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”).  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited.  Accordingly, this FSP is effective for the Company on August 1, 2009.  The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or to have a material impact on the Company’s reported results of operations on a per share basis.

2.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets at:

	April 30,	July 31,
	2009	2008

Web site costs	$542,123	$302,269
Phone system	8,464	8,464
Computer equipment	4,911	4,911

Total	555,498	315,644
Less accumulated depreciation	3,558	1,423

Property and equipment, net	$551,940	$314,221

F10

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

3.            RELATED PARTY TRANSACTIONS (including debt and leases)

The Company’s majority stockholder has provided a $75,000 revolving line of credit to the Company.  Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2010.  A total of $29,027 and $10,900 was outstanding as of April 30, 2009 and July 31, 2008, respectively.  Interest of $2,118 and $160 on such advances is included with accrued expenses in the accompanying balance sheet at April 30, 2009 and July 31, 2008, respectively.

The Company incurred rent expense of $3,100 for the initial period ended July 31, 2008 under a month to month lease with an entity in which the Company’s majority stockholder is an owner.  Beginning October 1, 2008, the Company began leasing space from the majority stockholder for $1,500 per month on a month to month basis.  Rent expense under these agreements for the nine months ended April 30, 2009 and April 30, 2008 was $13,500 and $6,000, respectively.

The Company leases its domain name from an entity owned by its majority stockholder.  Rent expense for the nine months ended April 30, 2009 and 2008 were $287 and $77, respectively. The related liabilities are included in accrued expenses at April 30, 2009 and 2008.  The monthly rent for use of the domain name is 5% of revenues.

The Company accrues $5,000 a month for services provided by its majority and a minority stockholder.  Such amounts are included in the accompanying balance sheet under “Due to Officers”, as well as a miscellaneous amount of $48 due to the majority stockholder.  The balance due to officers as of April 30, 2009 and July 31, 2008 are $124,890 and $30,048, respectively.

During the current year the Company entered into a services agreement with a shareholder for consulting services under which the Company is required to pay $7,500 a month.  Related expense for the nine months ended April 30, 2009 is $37,500.

4.            PROMISSORY NOTES PAYABLE

In April 2009, the Company issued promissory notes totaling $55,000 to five stockholders.  The notes were due two months after issuance at the principal amount plus 25% of the loan.  The maturity of these notes has been extended to August 2009 at the rate of $500 per $10,000 in loan principal outstanding.

F11

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

5.           CONVERTIBLE DEBT

On January 1, 2008, the Company issued convertible promissory notes totaling $300,000 to eight stockholders, who own a combined 15% of the Company’s common stock.  The notes bore interest at 10% per annum and were due on the earlier of the Company registering any of its securities under the Securities Act of 1933, or eighteen months after the date of the note (April through July 2009).  In addition, each of the note holders could convert the entire outstanding amount of their note including accrued interest into shares of the Company’s common stock at any time up to the maturity date of the respective note.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange discussed in Note 1.

6.           CAPITAL STOCK

The Company’s initial common shares issued to its two founders and eight initial investors were issued for no consideration and are thus carried at a value of zero in the accompanying balance sheet as no services were performed or were required to be performed in order for any of the original investors to obtain their shares.  Management determined the fair value of the initial shares to be zero given the start-up nature of the business which included a lack of operational history, lack of share liquidity and lack of corporate financing for operations at the time of issuance.

The Company has authorized 10,000,000 shares of preferred stock at a par value of $0.001.  No preferred shares are issued or outstanding as of January 31, 2009.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to the issuance of any series of preferred stock.

During January 2009, the Company issued a private placement memorandum (“PPM”) to increase the number of shareholders to a minimum of 35.  The PPM resulted in the Company issuing 374,000 shares of common stock to 32 additional stockholders in exchange for cash consideration of $93,500.  The offering costs of $12,500 were offset against the proceeds. In addition, during January 2009 seven vendors were owed a total of $20,500 as of December 31, 2008 were issued 82,000 shares of common stock in settlement of amounts owed to them.

F12

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

During March 2009, the Company issued 1,000,000 shares of common stock to a consultant (and related party) for organizational services rendered.  The shares were valued at $250,000 and the related expense was recognized as an operating expense during the quarter ended April 30, 2009

As detailed in our S-1/A registration statement filed April 14, 2009, 656,000 common shares held by 48 existing shareholders were registered for resale.  No additional capital was raised as a result of this registration.

During April 2009 the Company entered into an equity line of credit agreement which allows the Company to sell up to $25,000,000 of the Company’s common stock over the course of 48 months at 93% of the market price.  As of April 30, 2009 no such sales have been entered into under the agreement.

7.	INCOME TAXES

The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  The Company continually reviews the realizability of deferred tax assets and recognizes these benefits only as reassessment indicates that it is more likely than not that such tax benefits will be realized.

As of April 30, 2009, the Company has a net operating loss carry forward for federal income tax purposes of approximately $577,678, which expires through 2023, available to reduce federal taxable income, if any, of future periods.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets, liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred income tax liabilities and assets are summarized as follows as of April 30, 2009 and July 31, 2008:

F13

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

	April 30,	July 31,
	2009	2008
Deferred tax assets:
Net operating loss carry forward	$577,678	$48,500
Depreciation and other	5,758	2,400

Total deferred tax assets	583,436	50,900

Expected tax rate	34%	34%

Gross deferred income tax assets	$198,368	$17,330

Less valuation allowance	-198,368	-

Net deferred income tax asset	$-	$17,330

At April 30, 2009, the Company did not recognize any current or deferred federal or state income tax benefit because it has sustained operating losses since inception.  The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carry forwards, because of uncertainty regarding its realizability.

Effective January 1, 2008, the state of Michigan enacted the Michigan Business Tax Act (“MBTA”), replacing the Michigan single business tax with a business income tax and modified gross receipts tax.  The enactment of the MBTA does not have a material impact on the consolidated financial statements of the Company to date.

7.	OPERATING LEASE

The Company utilizes the services of a third party that houses and maintains its web site server.  Such services are provided under a month to month lease for $650 per month.

* * * * *

F14

HALBERD CORPORATION AND SUBSIDIARY (a development stage company) Bingham Farms, Michigan CONSOLIDATED FINANCIAL STATEMENTS For the Period August 2, 2007 (date of inception) to July 31, 2008

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Bingham Farms, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Period
August 2, 2007 (date of inception)
to July 31, 2008

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements
August 2, 2007 (date of inception) to July 31, 2008

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Stockholders’ Deficit	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Interim Consolidated Financial Statements	F-6 - F-16

* * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 26, 2009

Board of Directors and Stockholders
Halberd Corporation and Subsidiary
Bingham Farms, Michigan

We have audited the accompanying consolidated balance sheet of Halberd Corporation and Subsidiary, (a development stage company), (“the Company”) as of July 31, 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period August 2, 2007 (date of inception) to July 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Halberd Corporation and Subsidiary as of July 31, 2008, and the results of their consolidated operations and their cash flows for the period August 2, 2007 (date of inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rehmann Robson

Rehmann Robson, P.C.

Troy, Michigan

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED BALANCE SHEET

JULY 31, 2008

ASSETS

Cash and cash equivalents (equal to total current assets)	$1,387

Property and equipment, net	314,221

Trademarks	8,770

Deferred income taxes	17,330

Total assets	$341,708

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts payable	$17,959
Accrued expenses	17,386
Deferred revenue	1,510
Due to officers	30,048
Line of credit due to stockholder	10,900
Convertible notes payable	300,000

Total liabilities ( all current)	377,803

Stockholders' deficit (Note 5)
Common stock - $0.001 par value; 120,000,000 shares
authorized, 20,002,000 shares issued and outstanding	-
Deficit accumulated during the development stage	(36,095)

Total stockholders' deficit	(36,095)

Total liabilities and stockholders' deficit	$341,708

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF OPERATIONS

August 2, 2007 (date of inception) to July 31, 2008

Sales	$7,015

Cost of sales	646

Gross margin	6,369

Operating expenses	44,086

Operating loss	(37,717)

Other income (expense)
Interest income	1,253
Interest expense	(16,961)

Other expense, net	(15,708)

Loss before income tax benefit	(53,425)

Income tax benefit	17,330

Net loss	$(36,095)

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

August 2, 2007 (date of inception) to July 31, 2008

			Deficit Accumulated	Total
	Common Stock		During the	Stockholders'
	Shares	Amount	Development Stage	Deficit

Balances - August 2, 2007	-	$-	$-	$-

Common stock issued	10,001	-	-	-

Net loss	-	-	(36,095)	(36,095)

Balances - July 31, 2008	10,001	$-	$(36,095)	$(36,095)

Balances as adjusted to reflect
recapitalization (Note 1)	20,002,000	$-	$(36,095)	$(36,095)

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS

August 2, 2007 (date of inception) to July 31, 2008

Cash flows from operating activities
Net loss	$(36,095)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation	1,423
Deferred income tax benefit	(17,330)
Changes in operating assets and liabilities that provided cash:
Accounts payable and accrued expenses	35,345
Deferred revenue	1,510
Due to officers	30,048

Net cash provided by operating activities	14,901

Cash flows from investing activities
Trademark costs	(8,770)
Purchases of property and equipment, including web site costs	(315,644)

Net cash used in investing activities	(324,414)

Cash flows from financing activities
Proceeds from issuance of convertible notes	300,000
Proceeds from stockholder line of credit	10,900

Net cash provided by financing activities	310,900

Net increase in cash and cash equivalents, equal to cash
and cash equivalents at end of period	$1,387

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Halberd Corporation and its wholly owned subsidiary Sellmybusinessnow.com, Inc.  All intercompany balances and transactions have been eliminated in consolidation.

Organization, Nature of Business (including development stage), and Basis of Presentation

Sellmybusinessnow.com, Inc. is a development stage company that was incorporated under the laws of the state of Michigan on August 2, 2007. The Company began operating under the name “Sellmybusiness.com®” on December 3, 2007. To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. The Company has ten stockholders, eight of which have also entered into convertible debt agreements with the Company (Note 4). Sellmybusiness.com® intends to provide a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service will assist business people to buy, sell, lease or sublease commercial land and property. Sellmybusiness.com®’s equipment listing service will provide a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

On January 26, 2009, Halberd Corporation, a Nevada corporation, was formed by Sellmybusinessnow.com, Inc.’s founders in conjunction with a legal reorganization of the Company.  Halberd Corporation is structured to act as the parent company of Sellmybusinessnow.com, Inc.  As part of this action, and effective on January 28, 2009 all of the issued and outstanding shares of Sellmybusinessnow.com, Inc.’s common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation’s common stock.  As a result, the accompanying consolidated financial statements reflect this reorganization and are presented on a consolidated basis and are labeled as those of the parent company.  Halberd Corporation and Subsidiary are collectively referred to as the “Company”.

The Company has adopted a fiscal year end of July 31.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

Segment Reporting

The Company has determined that it does not have any separately reportable business segments at July 31, 2008.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of six months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the guidance in Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, to recognize revenue. Under SAB No. 104, revenue is recognized only when persuasive evidence of an agreement exists, delivery of the service has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period.

As the Company is in the development stage, it has generated limited revenues during the period ended July 31, 2008.  However, management believes the Company will principally derive its future revenue from customers that pay fees via credit card through the web site for a suite of services to market and search for commercial real estate and operating businesses. These services include a premium membership that provides the customer unlimited access to listings, maximized exposure for their listings, along with enhanced services to market their listings.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management also anticipates the Company will earn revenue from other sources including advertising revenues, which will be recognized ratably over the period in which the advertisement is displayed on the web site, provided that no significant obligations remain and collection of the resulting receivable is probable. Advertising rates are dependent on the services provided and the placement of the advertisements.

Property and Equipment (including web site costs)

Costs incurred to develop the Company’s web site, Sellmybusiness.com®, are capitalized or expensed, as applicable, in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issues No. EITF 00-2, Accounting for Web Site Development Costs, which addresses whether certain development costs should be capitalized or expensed.  Exhibit 00-2A of EITF 00-2 breaks potential web site development costs into 34 distinct potential activities, among four stages: Planning; Web Site Application and Infrastructure Development; Graphics and Content Development; and Operating.  Management analyzes the nature of costs incurred relative to these stages and either capitalizes or expenses the related costs in accordance with EITF 00-2.   Because the Company’s current web site development costs incurred relate principally to development and testing, the Company is generally capitalizing these costs.

Management periodically reviews these assets to determine whether carrying values have been impaired.

Depreciation and Amortization

Depreciation on equipment is computed using the straight-line method over the estimated useful lives of the related assets which range from three to seven years.  Amortization of web site costs did not commence during the period ended July 31, 2008 since the final operating version of the site was not completed as of that date.

Trademark Costs

The Company has capitalized costs to obtain trademarks registered for its three service marks Sellmybusiness.com®, Business Vault®, and Business Watch®.   Such costs principally relate to legal fees incurred.  These intangible assets have been determined to have a life of 15 years and the Company will begin amortizing them when full website operations begin (scheduled for April 2009).

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.  Deferred income taxes relate principally to the Company’s net operating loss carry forward.

Concentration Risks

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and when they exist, trade accounts receivable.  Cash and cash equivalents are deposited with high credit quality financial institutions.  Revenue and accounts receivable are primarily derived from credit card transactions with subscribers and are typically settled within two to three business days.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Net Income (loss) Per Share

Net income (loss) per share is calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.  “Diluted” reflects the potential dilution of all common stock equivalents except in cases where the effect would be anti-dilutive.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Recent Accounting Pronouncements

On August 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” (SFAS 157), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States, and enhances disclosures about fair value measurements. The Company elected to delay the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities, as allowed by FASB Staff Position (FSP) SFAS 157-2. FSP SFAS 157-3 clarifies the application of SFAS 157 in a market that is not active. SFAS 157 (as amended) applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstances. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction (i.e., not a forced transaction, such as a liquidation or distressed sale) between market participants at the measurement date. SFAS 157 (as amended) clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS 157 (as amended) requires fair value measurements to be separately disclosed by level within the fair value hierarchy. For assets and liabilities recorded at fair value, it is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those items for which there is an active market. In cases where the market for a financial asset or liability is not active, the Company includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. The initial adoption of SFAS No. 157 did not have any impact on the Company’s financial position or operations.

Effective August 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, "Disclosures about Fair Value of Financial Instruments."  At August 1, 2008 the Company decided not to elect the fair value option for any financial assets or liabilities under the scope of SFAS 159.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”).  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited.  Accordingly, this FSP is effective for the Company on August 1, 2009.  The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” (FSP EITF 03-6-1). FSP EITF 03-6-1 clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are considered participating securities and should be included in the calculation of basic earnings per share using the two-class method prescribed by SFAS 128, “Earnings Per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. All prior period earnings per share amounts presented are required to be adjusted retrospectively. Accordingly, the Company will adopt the provisions of FSP EITF 03-6-1 on February 1, 2009.  The Company does not expect the adoption of the provisions of FSP EITF 03-6-1 to have a material effect on the Company’s financial condition and results of operations.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or have a material impact on the Company’s reported results of operations on a per share basis.

2.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets at July 31, 2008:

Web site costs	$302,269
Telephone system	8,464
Computer equipment	4,911

Total	315,644
Less accumulated depreciation	1,423

Property and equipment, net	$314,221

3.	RELATED PARTY TRANSACTIONS (including debt and leases)

The Company’s majority stockholder has provided a $75,000 revolving line of credit to the Company. Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2009. Interest of $160 on such advances is included with accrued expenses on the accompanying consolidated balance sheet.

The Company incurred rent expense of $10,500 for the initial period ended July 31, 2008 under a month-to-month lease with an entity in which the Company’s majority stockholder is an owner. Subsequent to year end, the Company began leasing space from the majority stockholder for $1,500 per month. The arrangement operates on an informal, month-to-month basis.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company leases its domain name from an entity owned by its majority stockholder.  Rent expense for the initial period ended July 31, 2008 was $426; the related liability is included in accrued expenses at July 31, 2008.  The monthly rent for use of the domain name is based on 5% of revenues.

The Company has accrued $15,000 each for services provided by its majority and 20% stockholders during the period ended July 31, 2008.  Such amounts are included in the accompanying consolidated balance sheet under “Due to Officers”, as well as a miscellaneous amount of $48 due to the majority stockholder.

The Company paid a business related by common ownership (to its 20% stockholder) $25,000 during the period ended July 31, 2008 for various services in connection with web site development and business planning.

4.	CONVERTIBLE DEBT

On January 1, 2008 the Company issued convertible promissory notes totaling $300,000 to eight stockholders, who own a combined 15% of the Company’s common stock. The notes bear interest at 10% per annum and are due on the earlier of the Company registering any of its securities under the Securities Act of 1933 or eighteen months after the date of the note (April through July 2009). In addition, each of the note holders may; at their option, convert the entire outstanding principal amount of their note into shares of the Company’s common stock at any time up to the maturity date of the respective note. If all holders of these notes exercised the conversion option, the Company would be required to issue an additional 4,508,000 shares (shares reflect exchange discussed in Note 1) (See Note 9).

Interest expense on these notes was $16,800 for the period ended July 31, 2008 and is included with accrued expenses on the accompanying consolidated balance sheet.

5.	CAPITAL STOCK

The Company’s initial common shares issued to its two founders (65% and 20% of the outstanding shares, respectively) and eight initial investors (15% of outstanding shares, all of whom also hold convertible debt (see Note 4), were issued for no consideration and are thus carried at a value of zero on the accompanying consolidated balance sheet as no services were performed or were required to be performed in order for any of the original investors to obtain their shares. Management determined the fair value of the initial shares to be zero given the start-up nature of the business which included a lack of operational history, lack of share liquidity and a lack of corporate financing for operations at the time of issuance.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has authorized 10,000,000 shares of preferred stock at a par value of $0.001.  No preferred shares are issued or outstanding as of July 31, 2008.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to issuance of any series of preferred stock.

6.	INCOME TAXES

The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  The Company continually reviews realizability of deferred tax assets and recognizes these benefits only as reassessment indicates that it is more likely than not that such tax benefits will be realized.

As of July 31, 2008, the Company has a net operating loss carry forward for federal income tax purposes of approximately $48,500, which expires in 2023, available to reduce federal taxable income of future periods.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred income tax liabilities and assets are summarized as follows as of July 31, 2008:

Amount
Deferred tax assets:
Net operating loss carry forward	$48,500
Depreciation and other	2,400

Total deferred tax assets	50,900

Expected tax rate	34%

Net deferred income tax assets	$17,330

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The income tax benefit for the period ended July 31, 2008 consists entirely of a deferred benefit.  No valuation allowance has been recorded on the deferred tax assets due to management’s estimates of future taxable income, beginning in 2010.  Management believes that it is more likely than not that the deferred tax assets will be realized in full based on comparisons of profitability with similar enterprises, the expected high margin nature of the business and the Company’s anticipated ability to raise sufficient capital to drive awareness of the web site through advertising.

Effective January 1, 2008, the state of Michigan enacted the Michigan Business Tax Act (“MBTA”), replacing the Michigan single business tax with a business income tax and modified gross receipts tax. The enactment of the MBTA does not have a material impact on the consolidated financial statements of the Company as of July 31, 2008.

7.	OPERATING LEASE

The Company utilizes the services of a third party that houses and maintains its web site server.  Such services are provided under a month to month lease for $650 per month.

8.	NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potentially dilutive common stock outstanding during the period. The following table sets forth the computation of basic and diluted net loss per share for the period ended July 31, 2008:

Numerator:
Net loss	$(36,095)
Denominator
Weighted average common shares-basic and diluted	20,002,000
Net loss per share
Basic	$0.00
Diluted	$0.00

Common stock equivalents excluded from net loss per
diluted share because their effect would have been
anti-dilutive	4,508,000

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	SUBSEQUENT EVENTS (UNAUDITED)

The Company is preparing to become a publicly traded company and intends to file a Form S-1 Registration Statement with the Securities and Exchange Commission in Spring 2009.  In connection with this process, the Company issued a private placement memorandum ("PPM") to increase the number of shareholders to a minimum of 35.  The PPM resulted in the Company issuing 374,000 shares of common stock to 32 additional stockholders in exchange for cash consideration of $93,500 in January 2009.  Seven vendors who were owed a total of $20,500 as of December 31, 2008 were issued 82,000 shares of stock in settlement of amounts owed to them.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange discussed in Note 1.

* * * * *

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview of Our Performance and Operations

Our business

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusinessNow.com, Inc. (DBA SellMyBusiness.com), a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. As reflected in the accompanying financial statements, we had liabilities of $525,876; and a net loss of $572,792 for the period from inception to April 30, 2009. We had liabilities of $525,876, and a net loss of $536,697 for the nine months ended April 30, 2009, respectively.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.         We believe we can complete development of version 2 of the website, continue marketing efforts in the U.S., continue the Company’s national public relations campaign, develop local language versions of the website in select international markets, launch targeted marketing campaigns internationally.

2.         All business functions will be coordinated and managed by our CEO Mark Lundquist, President & COO John Maddox, and our consultants.

3.         Within 120 days of the initiation of our marketing campaign, we believe we will begin to generate expanded revenues from our targeted approach.

Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future. Management has developed an operational plan that has been presented to various institutional funds and has entered into an Equity line with Dutchess Capital for securities financing.  However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in current or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

Limited Operating History

We are a developmental business listing and services Company incorporated on January 26, 2009, and as such had minimal operating revenues to date. Further, we have limited assets and earnings to date. The success of our company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by us are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of our company in the business listing and services marketplace, there can be no assurance that we will operate profitably or remain solvent.

Results of Operations

As of the most recent quarter ended April 30, 2009, we had cash on hand of $6,854, and our total assets were $587,539 while our total liabilities were $525,876. We had shareholder’s equity of $61,663.

For the nine months ended April 30, 2009, we had a net loss of $536,697. The company has had minimal revenues since 2007 and will need to raise capital to further its operations. Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future. Management has developed an operational plan that has been presented to various institutional funds and has entered into a an Equity line with Dutchess Capital for securities financing. Management believes that it can enter into definitive agreements with the funder on terms that are acceptable. However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in current or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

Liquidity and Capital Resources

We anticipate based on the development stage of our Company and our operational plan we will incur operating losses in the foreseeable future. We have developed an operational plan that has been presented to potential private investment in public equity (“PIPE”) funders with the result that we have secured a an Equity line with Dutchess Capital for $25 million in securities to assist in the Company’s development and growth. Therefore, we believe we can satisfy our cash requirements for the future based upon our access to capital from this Securities Financing Agreement (“SFA”) and our ability to generate cash from operations.

The amount of funding required from the SFA and our desire to request funding from the SFA is based on our ability to generate revenue from operations. If actual revenue exceeds projections the company’s need for SFA funding is diminished. If actual revenue trails projections the Company’s need for SFA funding is heightened and is dependent on the market for our stock.  Therefore, there is no assurance that we will either need or be successful in completing all portions of the PIPE, secondary offering or any other financing when we have an active market for our stock. Our investors should assume that any portions of SFA or other outside funding will cause substantial dilution to current stockholders.  Further, there can be no assurances that the SFA will close and that we will have access to this capital.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended July 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (FASB) issued three related Staff Positions (FSP): (i) FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions That Are Not Orderly”, (ii) FSP Statement of Financial Accounting Standard (SFAS) 115-2 and SFAS 124-2,  “Recognition and Presentation of Other-Than-Temporary Impairments”,  and (iii) FSP SFAS 107-1 and Accounting Principles Board (APB) 28-1, “Interim Disclosures about Fair Value of Financial Instruments”, each of which will be effective for interim and annual periods ending after June 15, 2009. FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 Fair Value Measurements, in the current economic environment and reemphasizes that the objective of a fair value measurement remains the determination of an exit price. FSP SFAS 115-2 and SFAS 124-2 modify the requirements for recognizing other-than-temporarily impaired debt securities and revise the existing impairment model for such securities by modifying the current intent and ability indicator in determining whether a debt security is other-than-temporarily impaired. FSP SFAS 107 and APB 28-1 enhance the disclosure of instruments under the scope of SFAS 157 for both interim and annual periods. We are currently evaluating the potential impact of these Staff Positions.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2009, the FASB issued FSP No. 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. FSP 141R-1 amends the provisions in FASB Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. FSP 141R-1 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141R and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We expect that FSP 141R-1 will not have an impact on our consolidated financial statements at this time.

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited. Accordingly, this FSP is effective for the Company on August 1, 2009. The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or have a material impact on the Company’s reported results of operations on a per share basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of July 7, 2009 are as follows:

Name	Age	Position
Mark Lundquist	51	Chief Executive Officer, Secretary and Director
John Maddox	43	President, Interim Chief Financial Officer, Chief Operating Officer, Treasurer and Director
Lizabeth Ardisana	58	Director
Leland Thomas	58	Chairman of the Board of Directors
Bruce Nyberg	63	Director
Nicholas Cocco	44	Director
Michael Burns	66	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mark Lundquist, Co-Founder, Chief Executive Officer, Secretary and Director

Mr. Lundquist has been our Chief Executive Officer and Secretary since inception on January 26, 2009. He is also the Founder, President and CEO of Fulcrum Edge, Inc., a business advisory company specializing in business planning, corporate growth, strategic planning, and sales and marketing since 2001. He spent fifteen years in the aerospace and defense arena before coming to Detroit to work in the automotive and high-tech automation industries. In the corporate world he was brought in to implement change, restructuring, turnarounds and help companies grow their business, frequently in preparation for sale. He has held executive positions with firms such as Grimes Aerospace (now Honeywell), Valcor, Aeroquip-Vickers, Mannesmann, Bosch and Norgren. Mr. Lundquist also founded WebAxia, Inc., an online based business focused on website effectiveness, as well as co-founding Petronom+Hydronom, LLC, a distributor of water purification and combustion engine fuel enhancement devices.

Mr. Lundquist studied astrophysics and engineering at the University of Illinois at Urbana-Champaign and has a degree in Mechanical Engineering.  He is a mentor to Detroit’s TechTown and Ann Arbor SPARK, two high tech business incubators; and sits on the advisory boards for multiple firms.  He is also an Executive Faculty Member of Wayne State University’s E2detroit Entrepreneurship Program, an instructor for the University of Michigan’s entrepreneurship immersion programs, and a contributing business writer to Michigan SmallTech, the state’s micro- and nanotechnology association.

John Maddox, Co-founder, President, Interim Chief Financial Officer, Chief Operating Officer, Treasurer and Director

Mr. Maddox has been our President and COO since inception on January 26, 2009. Effective June 23, 2009, he was appointed as our interim Chief Financial Officer in connection with the resignation of the company’s former CFO. Mr. Maddox is also a Founder and Principal with a Detroit based public accounting firm with more than sixteen years experience working with a variety of clients on business matters since 1992. He started his public accounting career with the international firm of Grant Thornton after working eight years with his father’s commercial roofing business, Lake Michigan Roofing, Inc. Prior to forming the Detroit based public accounting firm, Mr. Maddox was a principal with a large CPA firm in metropolitan Detroit. He was also the Founder and President of MutualFundTaxInfo.com, an Internet-based firm providing information to specialists in the mutual fund arena.

Mr. Maddox holds a Bachelor of Science in Business Administration, a Masters Degree in Taxation and a Graduate Certificate Degree in Taxation from Walsh College.  He is a member of the American Institute of Certified Public Accountants, the Michigan Association of Certified Public Accountants, and a former member of the Institute of Management Accountants.

Lizabeth Ardisana, Director

Ms. Ardisana is the Chief Executive Officer of ASG Renaissance, a technical and communication services firm she founded in 1987.  The firm operates offices in Michigan, California, Washington, D.C., South Carolina and Ontario, Canada.

She is currently a Director of Citizens Republic Bank, a trustee of Oakwood Hospital, Chairperson of the Board of Directors of the Michigan Hispanic Chamber of Commerce, Executive Board Member of the Detroit Regional Chamber of Commerce and a trustee of the Skillman Foundation.  Beth is also Vice-Chairman of Focus: HOPE non-profit, a trustee of Kettering University and Treasurer of the Metropolitan Affair Council.  She also created and launched the Hispanic Automotive Supplier Alliance.

Beth has a Bachelor’s degree in Mathematics and Computer Science from the University of Texas, a Master’s degree in Mechanical Engineering from the University of Michigan, and a Master’s degree in Business Administration from the University of Detroit.

Leland Thomas, Chairman of the Board of Directors

Mr. Thomas has been a member of our Advisory Board since January 2008. He is also a Director with BBK, an international business advisory firm.  He has over 28 years of financial and operational expertise, including experience as a self-employed turnaround consultant, a Chief Operating Officer, and a Corporate Manager of Finance.  His background includes alternative financing, national and global business expansion, marketing, project management and securities in both closely-held and large public corporations.

Mr. Thomas has a Master of Business Administration in Finance from Indiana University, a Bachelor of Science in Electrical Engineering from the University of Illinois at Urbana-Champaign, and is a Registered Professional Engineer in the state of Michigan.

Bruce Nyberg, Director

Mr. Nyberg held the position of Regional President of Huntington Bancshares Incorporated until his retirement in 2007. In this role he headed up the $3 billion, 43 branch subsidiary in Eastern Michigan.  Prior to his career with Huntington Bank, he held the position of Senior Vice President/Division Head of NBD Bancorp (now J.P.Morgan Chase).

He is currently the Chairman of Forgotten Harvest, the nation’s third largest food rescue organization and the Chairman of Michigan Roundtable for Diversity and Inclusion. He also sits on the board of the Community Foundation for Southeast Michigan. Previous board experience includes positions with MasterCard International, Detroit Regional Chamber, Magic Line, New Detroit, and Bowling Green State University Foundation.

Bruce holds a Bachelor of Arts degree in History and Business (cum laude) from Bowling Green State University and a Masters of Business Administration (with Distinction) from the University of Michigan in Ann Arbor.

Nicholas Cocco, Director

Mr. Cocco has been a member of our Advisory Board and Chief of Staff since December 2008. He is also the Managing Director of River Star, LLC, a Michigan-based liquidity management organization based in the greater Detroit area with clients throughout the United States.  Since 2001, River Star has been specializing in business process optimization strategies for both public and privately owned organizations.  Mr. Cocco has over twenty-five years of professional experience in sales, marketing, consulting and operations within the retail, wholesale and technology industries.  He has experience in mergers and acquisitions, acquisition integration, turnarounds and new business development.

Mr. Cocco received his Baccalaureate of Science degree with distinction from the College of Management and Business at National-Louis University in 1996. He received his Associate of Sciences degree from Northern Virginia Community College graduating Summa Cum Laude.  Additionally, he attended the Richard Devos Executive MBA program at Northwood University in 2002/2003.

Michael Burns, Director

Mr. Burns held the position of President & CEO of Pioneer Human Services (Seattle) until his retirement in 2007.  Prior to this he was President & CEO of Sea Watch International; President & CEO of Designer Foods, Inc.; President & CEO of The Rymer Company (NYSE listed); President & CEO of Kroehler Manufacturing Company (NYSE listed), and; President of Dutch Boy Paints.

He is a Founding Board Member and Secretary of Pinnacle Forum Seattle; Founding Board Member and Vice Chair, Eastside Academy; Founding Board Member of Enzon, Inc. (NASDAQ listed); Advisory Board Member of Entrenuity, and; Board Secretary for Second Chance.

He holds a Bachelor of Arts in English from William Paterson University and a Juris Doctorate from Seton Hall University.  He was admitted to the New Jersey Bar in 1975.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Bruce Nyberg and Michael Burns currently serve as its separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with Bruce Nyberg chairing the committee and serving as its financial expert.

The function of the Audit Committee, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, management practices, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Compensation Committee

Michael Burns and Lizabeth Ardisana currently serve as its Compensation Committee, with Michael Burns chairing the committee.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and, (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by executive officers and other key employees.

Business Development Committee

Nicholas Cocco and Mark Lundquist currently serve as its Business Development Committee, with Nicholas A. Cocco chairing the committee.

The Business Development Committee serves the Company by investigating, analyzing and recommending strategic business development, strategic partnerships, affiliate relationships, joint ventures, mergers, divestitures, and acquisitions.

DIRECTOR COMPENSATION

At this time, our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

FAMILY RELATIONSHIPS

There are no family relationships among any of our officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

John C. Maddox, President, Interim Chief Financial Officer, Chief Operating Officer, Treasurer and Director of the Company, is subject to certain payments under a Chapter 13 Plan approved by United States Bankruptcy Court on June 13, 2007. He paid $600 per month to certain creditors from May 31, 2007 to September 30, 2008. He is now paying $669.04 per month to these creditors for 12 months, effective October 1, 2008.

Except as disclosed above, to the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

John Maddox served as Compliance Officer of the Company. The Company adopted a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Mark Lundquist, CEO and Secretary	2008		$0	0	0	0	0	0	25,000(1)	$25,000
	2007		0	0	0	0	0	0	5,000(2)	$5,000
John Maddox, President, Interim CFO, COO	2008		$0	0	0	0	0	0	25,000(1)	$25,000
	2007		$0	0	0	0	0	0	5,000(2)	$5,000
Leland Thomas, Director	2008		$0	0	0	0	0	0	0	$0
	2007		$0	0	0	0	0	0	0	$0
Nicholas Cocco, Director	2008		$11,250	0	0	0	0	0	11,250(3)	$11,250

Joel M. Ungar Former Chief Financial Officer	2008		$5,000	0	0	0	0	0	5,000(4)	$5,000

Lizabeth Ardisana Director (5)	2008	$	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Bruce Nyberg Director (5)	2008	$	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Michael Burns Director (5)	2008	$	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Mr. Lundquist and Mr. Maddox received $25,000 each for consulting services in 2008. Additional $35,000 each was accrued and will be paid to them respectively depending on the financial conditions of the Company.

(2)	Mr. Lundquist and Mr. Maddox received $5,000 each for consulting services in 2007.
(3)	River Star, LLC was paid $11,250 for consulting services rendered to the Company. Nicholas Cocco is the managing member of River Star, LLC
(4)
Joel Ungar was granted $5,000 for services to the Company. Effective June 23, 2009, Mr. Ungar resigned as our Chief Financial Officer and Chief Accounting Officer of the Company. In connection with Mr. Ungar’s resignation, on June 23, 2009, the Board of Directors of the Company appointed John Maddox as interim Chief Financial Officer, effective June 23, 2009.

(5)	Lizabeth Ardisana, Bruce Nyberg and Michael Burns were elected as directors of the Company on May 15, 2009 and therefore did not receive any compensation for the year ended 2008.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through July 7, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised until July 7, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We entered into employment agreements with Mark Lundquist, our CEO, and John Maddox, our President, Interim CFO & COO for a term of three years. The employment agreements will automatically renew for successive one year after such initial term, unless and until terminated by either the Board of Directors as prescribed in the Company’s by-laws or by John Maddox by written letter to the Chairman with thirty days notice. Both Mr. Lundquist and Mr. Maddox will receive an annual base salary of $240,000. They will also receive annual bonus and other benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 7, 2009 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 7, 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 26,128,000 shares of our common stock issued and outstanding as of July 7, 2009.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	John C. Maddox	13,010,000	49.79%
Common Stock	Mark Lundquist	4,010,000	15.35%
Common Stock	Leland Thomas (1)	2,806,000	10.74%
Common Stock	Nicholas Cocco (2)	1,010,000	3.87%
Common Stock	Bruce Nyberg	30,000	*
Common Stock	Lizabeth Ardisana	10,000	*
Common Stock	Michael Burns	10,000	*

Common Stock	All executive officers and directors as a group (7 persons)	21,886,000	83.76%

* less than 1%.

(1)	Including 1,110,000 shares of our common stock owned by Mr. Thomas directly and 1,696,000 shares owned through Thomas IRA.
(2)	All 1,010,000 shares of our common stock are owned by River Star, LLC. It does not include 1,000,000 shares issuable pursuant to certain Chief of Staff Extension Services Agreement.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our subsidiary SellMyBusiness was incorporated under the laws of the State of Michigan on August 2, 2007. Upon inception, we issued 6,500 shares to John Maddox as founder shares with no consideration.  On November 28, 2007 we issued 2,000 shares to Mark Lundquist as founder shares with no consideration.

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling of $300,000. In addition, we issued 1,501 shares to these investors. Leland M. Thomas is one of these investors, while he is also a member of our Advisory Board. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of $23,000 at a conversion price of $133.00 and $500.00 per share, respectively.

On November 14, 2008, we entered into a consulting agreement with River Star, LLC, pursuant to which we will pay $7,500 per month to River Star for consulting services. The Managing Director of River Star, Nicholas A. Cocco, is our member of Advisory Board and Chief of Staff.

In addition, John C. Maddox has provided a $75,000 revolving line of credit to the Company. Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2009. A total of $10,900 was outstanding as of July 31, 2008 and October 31, 2008.

The Company incurred rent expense of $13,500 with an entity in which John C. Maddox is an owner. Beginning October 1, 2008, the Company began using space owned by John C. Maddox personally for $1,500 per month on a month to month basis.

The Company leases its domain name from an entity owned by John C. Maddox. Rent expense for the initial period ended July 31, 2008 was $426 and as of October 31, 2008, the accrued expense was $185. The monthly rent for use of the domain name is 5% of revenues. Mr. Maddox has agreed to sell all of the relevant domain names for Halberd Corporation and SellMyBusiness.com to the Company for the original purchase price which is estimated at $30,000, plus interest at 10% per annum payable when the Company has generated sufficient cash flow or has access to sufficient cash to complete the purchase.

On July 2, 2009, we entered into a Chief of Staff Services Extension Agreement with River Star, LLC, by which River Star would provide various consulting services in exchange for $7,500 per month through the end of our 2010 fiscal year and 1,000,000 shares of our common stock. The 1,000,000 shares will be issued in sixteen (16) equal monthly installments beginning August 2009. Nicholas A. Cocco has voting and dispositive control over securities held by River Star, LLC.  He is a member of our Board of Directors.

HALBERD CORPORATION

5,725,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  July __, 2009

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$207.65
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expenses	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,207.65

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification of Directors And Officers.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item. 15 Recent Sales of Unregistered Securities.

We were incorporated under the laws of State of Nevada on January 26, 2009. We entered into a share purchase agreement with SellMyBusiness, a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. Shareholders of SellMyBusiness received 2000 shares of our common stock for every 1 share of common stock of SellMyBusiness. As a result, SellMyBusiness became our wholly-owned subsidiary. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Upon inception on August 2, 2007, SellMyBusiness issued 6,500 founder shares to our then-CEO John C. Maddox. On November 28, 2007, SellMyBusiness issued 2,000 founder shares to our then-President & COO Mark Lundquist. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling  $300,000 and we issued 1,501 shares to these investors. The issuances of the convertible promissory note and the shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange based on the reorganization of the Company effective on January 28, 2009 pursuant to which all of the issued and outstanding shares of Sellmybusinessnow.com, Inc. common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation common stock.  Based upon same, a total of 2,300 shares of our common stock were issued as conversion of this convertible debt. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2009, SellMyBusiness, our wholly-owned subsidiary, completed a Regulation D Rule 506 offering in which it sold 228 shares of common stock to 39 investors, at a price per share of $500 per share for an aggregate offering price of $114,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock of SellMyBusiness owned	Shares of common stock of the Company owned pursuant to the share purchase agreement
Bruce E. Nyberg	10	20,000
John P. Bower Revocable Living Trust UAD 9/27/1999	10	20,000
Mary Jane Bower Revocable Trust UAD 6/19/1999	10	20,000
Daniel Dalton	10	20,000
GBS, LLC	10	20,000
BFADM, LLC	10	20,000
David R. Zimmer	10	20,000
Richard A. Hecker	10	20,000
Douglas Perry Lalone Living Trust	10	20,000
Paul A. Miller	10	20,000
Nicholas S. Ahee	10	20,000
Todd A. Emerson	1	2,000
Donna Kolo	10	20,000
Joel M. Ungar	10	20,000
Constance M David	1	2,000
AweComm Technologies, LLC	5	10,000
Marx Layne & Company	5	10,000
Jon D. Johnson	5	10,000
Douglas Omar Perreault	5	10,000
Michael R. Szudarek	2	4,000
Kathryn E. Lundquist	2	4,000

Sunshine R. Jenkins	2	4,000
Dino S. Rotondo	2	4,000
Vianne Floyd	10	20,000
Barrett Kalellis	10	20,000
Shelby Starnes	2	4,000
Michael P. Crosson	10	20,000
Alexandra A. Crosson	10	20,000
Trent A. Lundquist	2	4,000
Andrew Kulpa	1	2,000
David J. Raska	1	2,000
JR Holdings Group, LLC	2	4,000
Philip W. Thomas, Jr.	10	20,000
Scott P. Batey	2	4,000
John Alexander	2	4,000
Michael R. Szudarek	2	4,000
Craig W. Terry	1	2,000
Millicent D. Sherman	1	2,000
Bill & Joann Batey	2	4,000
Total	228	456,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offering since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)
Other than, our former CFO and Principal Accounting Officer, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

In March 2009, River Star was issued 1,000,000 shares of our common stock for the consulting services rendered. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 30, 2009, we entered into an Investment Agreement with Dutchess pursuant to which permits us to “put” up to twenty-five million ($25,000,000) in shares of our common stock to Dutchess.

On July 2, 2009, we entered into a Chief of Staff Services Extension Agreement with River Star, LLC, by which River Star would provide various consulting services in exchange for $7,500 per month through the end of our 2010 fiscal year and 1,000,000 shares of our common stock. The 1,000,000 shares will be issued in sixteen (16) equal monthly installments beginning August 2009.

On July 2, 2009, we entered into a Services Agreement with Awecomm Technologies, LLC (“Awecomm”), by which Awecomm would provide webhosting and development services in exchange for 804,000 shares of our common stock. The 804,000 shares will be issued to Awecomm up to 43,855 per month beginning August 2009.

On July 2, 2009, we entered into a Services Agreement with Issuers Capital Advisors, LLC, by which Issuers Capital Advisor LLC would provide Investor and Public Relations services in exchange for 456,000 shares of our common stock. The 456,000 shares will be issued to Issuers Capital Advisor LLC up to 38,000 per month beginning August 2009.

On July 2, 2009, we entered into a Services Agreement with Marx Layne, Inc., by which Marx Layne, Inc. would provide marketing and content development services in exchange for 395,000 shares of our common stock. The 395,000 shares will be issued to Marx Layne, Inc. up to 32,917 per month beginning August 2009.

On July 6, 2009, we agreed to issue a total of 1,000,000 shares of common stock to Anslow & Jaclin, LLP, our legal counsel, for legal services. These 1,000,000 shares will be issued to Anslow & Jaclin, LLP up to 62,500 per month for 16 months.

On July 7, 2009, we issued 70,000 shares to members of our Board of Directors for their services rendered.

The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.

Item. 16 Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of Halberd Corporation*
3.2	By-Laws of Halberd Corporation*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Convertible Promissory Notes*
10.2	Form of Stock Conversion Agreement*
10.3	Consulting Agreement by and between the Company and River Star, LLC, dated November 14, 2008*
10.4	Employment Agreement between the Company and John C. Maddox, dated January 2, 2009*
10.5	Employment Agreement between the Company and Mark Lundquist, dated January 2, 2009*
10.6	Share Purchase Agreement by and between the Company and SellMyBusinessNow.Com, Inc., dated January 28, 2009*
10.7	Investment Agreement by and between the Company and Dutchess Private Equities Fund Ltd.
10.8	Registration Rights Agreement by and between the Company and Dutchess Private Equities Fund Ltd.
10.9	Chief of Staff Services Extension Agreement by and between the Company and River Star, LLC, dated July 2, 2009
10.10	Services Agreement by and between the Company and Awecomm Technologies, LLC, dated July 2, 2009
10.11	Services Agreement by and between the Company and Issuers Capital Advisors, LLC, dated July 2, 2009
10.12	Services Agreement by and between the Company and Marx Layne, Inc., dated July 2, 2009
14.1	Code of Business Conduct and Ethics
21.1	Subsidiary*
23.1	Consent of Rehmann Robson, P.C.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (filed herewith on signature page)

*   Filed as an exhibit to the S-1 Registration Statement filed with the SEC on March 13, 2009

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on July 7, 2009.

HALBERD CORPORATION

By:	/s/ Mark Lundquist
Mark Lundquist
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Lundquist and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Halberd Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

July 7, 2009	By:	/s/ Mark Lundquist
Mark Lundquist
CEO, Secretary and Director

July 7, 2009	By:	/s/John C. Maddox
John C. Maddox
President, Interim CFO, Principal Accounting Officer, COO, Treasurer and Director

July 7, 2009	By:	/s/ Leland M. Thomas
Leland M. Thomas
Chairman of the Board of Directors

July 7, 2009	By:	/s/ Nicholas Cocco
Nicholas Cocco
Director

July 7, 2009	By:	/s/ Lizabeth Ardisana
Lizabeth Ardisana
Director

July 7, 2009	By:	/s/ Michael Burns
Michael Burns
Director

July 7, 2009	By:	/s/ Bruce Nyberg
Bruce Nyberg
Director